UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 20, 2018

OLD NATIONAL BANCORP

(Exact name of Registrant as specified in its charter)

Indiana	001-15817	35-1539838
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Main Street Evansville, Indiana	47708
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (812) 464-1294

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (s230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (s240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On June 20, 2018, Old National Bancorp (“ONB”), an Indiana corporation, entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Klein Financial, Inc. (“Klein”), a Minnesota corporation, pursuant to which Klein will merge with and into ONB, whereupon the separate corporate existence of Klein will cease and ONB will survive (the “Merger”). In connection with the Merger, KleinBank, a Minnesota State Bank and wholly-owned subsidiary of Klein, will be merged with and into Old National Bank, a national banking association and wholly-owned subsidiary of ONB, with Old National Bank as the surviving bank.

The Merger Agreement has been approved by the board of directors of each of ONB and Klein. Subject to the approval of the Merger by Klein’s shareholders, regulatory approvals, and other customary closing conditions, the parties anticipate completing the Merger in the fourth quarter of 2018.

Certain shareholders of Klein, which collectively own approximately 58.2% of the voting power of outstanding shares of common stock of Klein as of June 20, 2018, have executed voting agreements (each a “Voting Agreement” and, together, the “Voting Agreements”) in which these shareholders have agreed to vote their shares of Klein stock in favor of the Merger at the special meeting of Klein’s shareholders at which the Merger is to be considered. A form of Voting Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Subject to the terms and conditions of the Merger Agreement, in connection with the Merger, each holder of Klein common stock will receive 7.92 shares of ONB common stock (the “Exchange Ratio”) per share of Klein common stock such holder owns (the “Merger Consideration”). The Exchange Ratio is subject to adjustment as set forth in the Merger Agreement and discussed below.

In addition, certain holders of Klein common stock have executed, and certain additional holders of Klein common stock will have executed prior to the closing date, lock-up agreements (each a “Lock-Up Agreement”) in which each such shareholder has agreed not to sell or enter into any transaction to dispose of its shares of ONB common stock or publicly disclose an intention to effect any such transaction for a period of 90 days after the Effective Time (as defined in the Merger Agreement), unless if under certain circumstances the closing date of the Merger occurs on December 31, 2018, then such period shall be for 60 days after the Effective Time; provided however, for certain shareholders the Lock-Up Agreement’s restrictions will only apply to 40% of such shareholders’ respective shares. It is expected that an aggregate of approximately 18.2 million shares of ONB common stock received by these shareholders as part of the Merger Consideration will be subject a Lock-Up Agreement. The forms of Lock-up Agreement are attached hereto as Exhibit 10.2 and incorporated herein by reference.

Based on ONB’s June 20, 2018 closing price of $19.05 per share, the total Merger Consideration is estimated to be $433.8 million, which amount will change due to fluctuations in the price of ONB’s common stock.

At the Effective Time, the Exchange Ratio may be adjusted in the manner prescribed in the Merger Agreement based on the following: (i) if the amount of the Klein Consolidated Shareholders’ Equity (as defined in the Merger Agreement) as of the Determination Date (as defined in the Merger Agreement) is less than (A) $231,358,000, if the Determination Date is August 31, 2018, (B) $233,429,000, if the Determination Date is September 30, 2018, (C) $237,866,000, if the Determination Date is November 30, 2018, or (D) $240,717,000, if the Determination Date is December 31, 2018 or later; or (ii) if there is a change in the number of shares of ONB common stock issued and outstanding prior to the Effective Time by way of a stock split, stock dividend, recapitalization or similar transaction with respect to the outstanding ONB common stock.

The Merger Agreement contains representations, warranties and covenants of ONB and Klein, including, among others, covenants that require Klein not to engage in certain kinds of transactions from the date of the Merger Agreement until the Effective Time (without the prior written consent of ONB), including dividend payments and stock redemptions, other than as permitted by the Merger Agreement. Subject to certain exceptions, the board of directors of Klein will recommend the approval and adoption of the Merger Agreement and the Merger contemplated thereby and solicit proxies voting in favor of the Merger Agreement from Klein’s shareholders. Subject to certain exceptions, Klein has also agreed not to (i) solicit proposals relating to alternative business combination transactions or (ii) enter into discussions or negotiations or provide confidential information in connection with any proposals for alternative business combination transactions.

The Merger Agreement provides certain termination rights for both ONB and Klein, and further provides that upon termination of the Merger Agreement under certain circumstances, Klein will be obligated to pay ONB a termination fee of approximately $17.1 million. In addition, if the Merger Agreement is terminated by either party due ONB’s failure to obtain the necessary regulatory approvals, and such failure relates to a regulatory issue directly and solely related to ONB, ONB will be obligated to pay Klein a termination fee of $2.0 million.

As noted above, consummation of the Merger is subject to various conditions, including (i) receipt of the requisite approval of the shareholders of Klein, (ii) receipt of regulatory approvals, (iii) absence of any law or order prohibiting the closing, (iv) effectiveness of the registration statement to be filed by ONB with the Securities and Exchange Commission (the “SEC”) with respect to the ONB common stock to be issued in the Merger, (v) authorization for listing on The NASDAQ Global Market of the shares of ONB common stock to be issued in the Merger, (vi) the Klein Consolidated Shareholders’ Equity as of the Determination Date shall not be less than (A) $231,358,000, if the Determination Date is August 31, 2018, (B) $233,429,000, if the Determination Date is September 30, 2018, (C) $237,866,000, if the Determination Date is November 30, 2018, or (D) $240,717,000, if the Determination Date is December 31, 2018 or later, and (vii) no more than ten percent (10%) of the holders of Klein common stock exercising dissenters’ rights. In addition, each party’s obligation to consummate the Merger is subject to certain additional customary conditions, including: (i) subject to certain exceptions, the accuracy of the representations and warranties of the other party; (ii) compliance of the other party with its covenants in all material respects; and (iii) receipt by such party of an opinion from counsel to ONB to the effect that the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended.

The Merger Agreement also contains representations and warranties that the parties have made to each other as of specific dates. Except for its status as a contractual document that establishes and governs the legal relations among the parties with respect to the Merger described therein, the Merger Agreement is not intended to be a source of factual, business or operational information about the parties. The representations and warranties contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates, may be subject to a contractual standard of materiality different from what a shareholder might view as material, may have been used for purposes of allocating risk between the respective parties rather than establishing matters as facts, may have been qualified by certain disclosures not reflected in the Merger Agreement that were made to the other party in connection with the negotiation of the Merger Agreement and generally were solely for the benefit of the parties to that agreement. Shareholders should read the Merger Agreement together with the other information concerning ONB and Klein that ONB publicly files in reports and statements with the SEC.

The foregoing description of the Merger Agreement is not complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

A copy of the press release issued jointly by ONB and Klein on June 21, 2018 announcing the execution of the Merger Agreement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Additional Information for Shareholders

In connection with the proposed Merger, ONB will file with the SEC a Registration Statement on Form S-4 that will include a Proxy Statement of Klein and a Prospectus of ONB, as well as other relevant documents concerning the proposed transaction. Shareholders are urged to read the Registration Statement and the Proxy Statement/Prospectus regarding the Merger when it becomes available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information. A free copy of the Proxy Statement/Prospectus, as well as other filings containing information about ONB and Klein, may be obtained at the SEC’s Internet site (http://www.sec.gov). You will also be able to obtain these documents, free of charge, from ONB at www.oldnational.com under the tab “Investor Relations” and then under the heading “Financial Information”.

ONB and Klein and certain of their directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Klein in connection with the proposed Merger. Information about the directors and executive officers of ONB is set forth in the proxy statement for ONB’s 2018 annual meeting of shareholders, as filed with the SEC on a Schedule 14A on March 5, 2018. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the Proxy Statement/Prospectus regarding the proposed Merger when it becomes available. Free copies of this document may be obtained as described in the preceding paragraph.

Forward-Looking Statements

This Current Report on Form 8-K contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements about the expected timing, completion, financial benefits and other effects of the proposed Merger between ONB and Klein. Forward-looking statements can be identified by the use of the words “anticipate,” “believe,” “expect,” “intend,” “could” and “should,” and other words of similar meaning. These forward-looking statements express management’s current expectations or forecasts of future events and, by their nature, are subject to risks and uncertainties and there are a number of factors that could cause actual results to differ materially from those in such statements. Factors that might cause such a difference include, but are not limited to: expected cost savings, synergies and other financial benefits from the proposed Merger might not be realized within the expected time frames and costs or difficulties relating to integration matters might be greater than expected; the requisite regulatory approvals for the proposed Merger might not be obtained; satisfaction of other closing conditions; delay in closing the proposed merger; the reaction to the transaction of the companies’ customers and employees; market, economic, operational, liquidity, credit and interest rate risks associated with ONB’s and Klein’s businesses; competition; government legislation and policies (including the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act and its related regulations); ability of ONB and Klein to execute their respective business plans (including integrating the ONB and Klein businesses); changes in the economy which could materially impact credit quality trends and the ability to generate loans and gather deposits; failure or circumvention of our internal controls; failure or disruption of our information systems; significant changes in accounting, tax or regulatory practices or requirements; new legal obligations or liabilities or unfavorable resolutions of litigations; other matters discussed in this Current Report and other factors identified in ONB’s Annual Report on Form 10-K and other periodic filings with the SEC. These forward-looking statements are made only as of the date of this Current Report, and ONB undertakes no obligation to release revisions to these forward-looking statements to reflect events or conditions after the date of this Current Report.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated June 20, 2018, by and between Old National Bancorp and Klein Financial, Inc.

10.1	Forms of Voting Agreements

10.2	Form of Lock-Up Agreement

99.1	Joint Press Release issued by Old National Bancorp and Klein Financial, Inc. dated June 21, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 21, 2018

OLD NATIONAL BANCORP

By:	/s/ James C. Ryan, III
James C. Ryan, III
Senior Executive Vice President and
Chief Financial Officer

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